                                                                    EXHIBIT 10.2

                           INDEMNIFICATION AGREEMENT


                 This Agreement, dated as of June 17, 1997, is made by and between American Pad & Paper Company, a Delaware corporation (the "Company"), and William W. Solomon, Jr. who is currently serving as an officer of the Company (the "Indemnitee").

                 WHEREAS, the Indemnitee is currently serving in the capacity or capacities described above;

                 WHEREAS, the Company recently completed an initial public offering of its common stock (the "Offering"), which will likely increase the risk of litigation and other claims being asserted against the directors and officers of the Company;

                 WHEREAS, at the time of the Offering the Company determined that it was in the best interests of the Company to enter into indemnification agreements with its current officers and/or directors of the Company;

                 WHEREAS, the Company wishes the Indemnitee to continue to serve in such capacity or capacities and the Indemnitee is willing, under certain circumstances, to continue in such capacity or capacities;

                 WHEREAS, damages sought and sometimes paid in many claims made against corporate directors and officers and the expenses required to defend such claims, whether or not the allegations are meritorious, may not bear a reasonable relationship to the amount of compensation received by and may be beyond the financial resources of the Indemnitee;

                 WHEREAS, the Indemnitee is currently entitled to indemnification under Delaware General Corporation Law and the Certificate of Incorporation of the Company, which the Indemnitee does not regard to be adequate protection against the risks associated with his service to or at the request of the Company;

                 WHEREAS, the Indemnitee and the Company have concluded that the exposure to risk of personal liability and payment of damages out of the Indemnitee's personal assets may result in overly conservative direction and supervision of the Company's affairs, which is detrimental to the best interests of the Company and its stockholders; and

                 WHEREAS, the Company has concluded that additional protection is necessary for its directors and elected officers.

                 NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1.       Definitions.

                 (a) Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company, or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan.

                 (b) Disinterested Director. For purposes of this Agreement, "Disinterested Director" of the Company means a director of the Company who is not and was not a party to the proceeding for which indemnification is being sought by the claimant.

                 (c) Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out- of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement,
Section 145 of the General Corporation Law of Delaware or otherwise; provided, however, that expenses shall not include any judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974 ("ERISA"), or amounts paid in settlement of a proceeding.

                 (d) Independent Legal Counsel. For purposes of this Agreement, "Independent Legal Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

                 (e) Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                 (f) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation, partnership, joint venture or other enterprise, a majority of whose equity interests are owned by the Company, directly or through one or more other subsidiaries.

                 2. Agreement to Serve. The Indemnitee agrees to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of the Indemnitee.

                 3. Mandatory Indemnification. Subject to the limitations set forth in Section 7, if the Indemnitee is a person who was or is a party or is threatened to be made a party to or is involved, including involvement as a witness, in any proceeding, including any action by or in the right of the Company, by reason of the fact that he is or was or has agreed to become an agent, or by reason of any action alleged to have been taken or omitted by him in any such capacity, the Company shall indemnify the Indemnitee against all expense, liability and loss (including but not limited to judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding; provided, however, that except as provided in Section 7(c) of this Agreement with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

                 4. Mandatory Advancement of Expenses. The Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding referred to in
Section 3 to which the Indemnitee is a party or is threatened to be made a party or with respect to which the Indemnitee is otherwise involved (including involvement as a witness) as an agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced if, but only if and to the extent that, it shall ultimately be determined pursuant to the provisions hereof that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company; provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by the Indemnitee in his capacity as a director or officer shall be made only upon delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified for such expenses under this Agreement or otherwise.

                 5.       Maintenance of D&O Insurance.

                 (a) So long as the Indemnitee shall continue to serve in any capacity described in Section 2 and thereafter so long as there is any reasonable possibility that the Indemnitee shall be subject to any proceeding by reason of the fact that the indemnitee served in any of such capacities, the Company will use reasonable efforts to purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance ("D&O Insurance") providing, in all respects, coverage and amounts as reasonably determined by the Board of Directors.

                 (b) Notwithstanding Section 5(a), the Company shall not be required to maintain D&O Insurance if such is not reasonably available or if, in the reasonable business judgment of the

Board of Directors of the Company as it may exist from time to time, either (i) the premium cost for such insurance is substantially disproportionate to the amount of insurance or (ii) the coverage is so limited by exclusions that there is insufficient benefit provided by such insurance.

                 6.       Notice and Other Indemnification Procedures.

                 (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that the indemnification with respect thereto properly may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall relieve the Company from liability hereunder only to the extent the Company has been prejudiced.

                 (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 6(a), the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, to or on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

                 (c) In the event the Company shall be obligated to pay the expenses of the Indemnitee in connection with any proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel or other expenses subsequently incurred by the Indemnitee with respect to the same proceeding; provided that (i) the Indemnitee shall have the right to employ his own counsel in any such proceeding at the Indemnitee's expense and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, or (B) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of the Indemnitee's counsel shall be paid by the Company; and provided further that the Company shall not be required to pay the expenses of more than one such separate counsel for persons it is indemnifying in any one proceeding.

                 7.       Determination of Right to Indemnification.

                 (a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 3 or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee pursuant to Section 3 against expenses actually and reasonably incurred by him in connection with the investigation, defense, or appeal of such proceeding. If the Indemnitee has not been successful on the merits or otherwise in any such defense, the Company also shall indemnify the Indemnitee pursuant to Section 3 unless, and only to the extent that, the Indemnitee has not met the applicable standard of conduct under the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

                 (b) Subject to the provisions of Section 8 relating to a Change in Control (as defined therein), the determination as to whether the Indemnitee is entitled to indemnification shall be made as follows: (1) if requested by the Indemnitee, by Independent Legal Counsel selected by the Indemnitee with the consent of the Company (which consent shall not be unreasonably withheld) or (2) if no request is made by the Indemnitee for a determination by Independent Legal Counsel, (i) by a quorum of the Board of Directors consisting of Disinterested Directors or (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of Disinterested Directors so directs, by Independent Legal Counsel in a written opinion. If Independent Legal Counsel shall make such determination, the Company agrees to pay the reasonable fees of such counsel and to indemnify such counsel fully against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or counsel's engagement pursuant hereto.

                 (c) Notwithstanding a determination that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the court of Chancery of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee's right to indemnification or the advance payment of expenses pursuant to this Agreement. The burden of proof shall be on the Company in any such suit to demonstrate by the weight of the evidence that the Indemnitee is not entitled to indemnification or advance payment of expenses. The Indemnitee's expenses incurred in successfully establishing his right to indemnification or advancement of expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Company.

                 (d) Notwithstanding anything in Sections 3 or 4 to the contrary, the Company shall not be liable under this Agreement to make any indemnity payment or advancement of expenses in connection with any proceeding
(i) to the extent that payment is actually made, or for which payment is available, to or on behalf of the Indemnitee under an insurance policy, except in respect of any amount in excess of the limits of liability of such policy or any applicable deductible under such policy; (ii) to the extent that payment has been or will be made to the Indemnitee by the Company otherwise than pursuant to this Agreement; or (iii) to the extent that there was a final adjunction by a court of competent jurisdiction that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to indemnification under the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

                 8.       Change In Control.

                 (a) The Company agrees that if there is a Change in Control, as defined below, of the Company (other than a Change in Control which has been approved by a majority of the members of the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and advance payments of expenses under this Agreement, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee with the consent of the Company (which shall not be unreasonably withheld). Such counsel, among other things, shall render a written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under this Agreement and applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify such counsel fully against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or counsel's engagement pursuant hereto.

                 (b) Alternatively, the Indemnitee may choose to submit all matters arising concerning his rights to indemnity payments and advance payments of expenses under this Agreement to a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the third of whom is selected by the first two arbitrators so selected. Any such submission shall be governed by the Commercial Arbitration Rules of the American Arbitration Association and shall be deemed to be a submission within the meaning of the Federal Arbitration Act or any statutory modification or re-enactments thereof. Arbitration proceedings shall take place in Dallas, Texas, unless otherwise agreed to by the parties.

                 (c) "Change in Control" for purposes of this Agreement shall be deemed to have occurred if (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities, except that a person who as of the date of this Agreement owns 20% or more of the total voting power represented by the Company's outstanding voting securities shall not be deemed to have caused a Change in Control, or
(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-third (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (c) the stockholders of the Company approve a merger, plan of complete liquidation of the Company, an agreement for the sale or disposition by the Company of all or any substantial part of the Company's assets, or other business combination of the Company with any other corporation, other than a business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such business combination.

                 9. Limitation of Actions and Release of Claims. No proceeding shall be brought and no cause of action shall be asserted by the Company or any subsidiary or by any stockholder on behalf of the Company or any subsidiary against the Indemnitee, his spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; provided, however, that in the event that the Indemnitee has fraudulently concealed the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This
Section 9 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

                 10. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or By-Laws, the vote of the Company's stockholders or Disinterested Directors, other agreements, or otherwise, both as to administrators in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

                 11. Settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any proceeding without its written consent, which consent shall not be unreasonably withheld. The Company shall not settle any proceeding which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent, which consent shall not be unreasonably withheld. In the event that consent is not given and the parties hereto are unable to agree on a proposed settlement, Independent Legal Counsel shall be retained by the Company, at its expense, with the consent of the Indemnitee, which consent shall not be unreasonably withheld, for the purpose of determining whether or not the proposed settlement is reasonable under all the circumstances; and if Independent Legal Counsel determines the proposed settlement is reasonable under all the circumstances, the settlement may be consummated without the consent of the other party.

                 12. Subrogation Rights. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person or organization and the Indemnitee shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights.

                 13. Allowance for Compliance with Commission Requirements. Indemnitee acknowledges that the Securities and Exchange Commission (the "Commission") has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act and is, therefore, unenforceable. Indemnitee hereby acknowledges and agrees that it will not be a breach of this Agreement for the Company to undertake with the Commission in connection with the registration for sale of any shares or other securities of the Company from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted in connection with such shares or other securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by the Company is against public policy as expressed in the Act and the Company will be governed by the final adjudication of such issue. Indemnitee further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

                 14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and payments for Expenses to the Indemnitee to the fullest extent permitted by applicable law and to waive or render inapplicable to the fullest extent permitted by applicable law which would impose any condition or limitation upon, or otherwise impair or prohibit the enforcement of, any provision in this Agreement. Indemnitee's rights hereunder shall apply to claims made against Indemnitee arising out of acts or omissions which occurred prior to the date hereof as well as those which occur after the date hereof.

                 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14.

                 16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                 17. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

                 18. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered by hand or via telecopy or
(ii) on the second business day after being deposited in the U.S. mail (registered or express), postage prepaid. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice. Each party agrees to receipt for any notice received promptly upon request.

                 19. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

                 20. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware and the Company irrevocably consents to the jurisdiction of any court in which an Indemnitee brings action pursuant to
Section 7(c), for all purposes in connection with any proceeding which arises out of or relates to this Agreement. The Company agrees not to initiate any such action or proceeding in any state other than Delaware.

                 21. Effectiveness. This Agreement shall be deemed effective as of: (i) July 1, 1996, in the event that the Indemnitee was serving as an officer and/or director of the Company as of that date or (ii) if the Indemnitee was not serving as an officer and/or director of the Company on July 1, 1996, the date the Indemnitee was first elected or appointed, as the case may be, to serve as an officer and/or director of the Company.

                           *     *     *     *     *

                 IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.


                                   American Pad & Paper Company
                                   17304 Preston Road, Suite 700
                                   Dallas, Texas  75252-5613
                                   Telecopy No.:    (972) 733-6298


                                   By:      /s/ Kevin W. McAleer
                                            ---------------------------------
                                            Kevin W. McAleer
                                   Its:     Chief Financial Officer
                                            ---------------------------------





                                   INDEMNITEE:


                                   /s/  William W. Solomon, Jr.
                                   ------------------------------------------

                                   Name:  William W. Solomon, Jr.

                                   Title:  Vice President - Controller

                                   Address:  4404 Southgate Drive
                                             --------------------------------

                                             Plano, Texas  75024-3469
                                             --------------------------------

                                   Telecopy No.:  972-733-6260
                                                  ---------------------------

EXHIBIT 10.2 - SUPPLEMENTAL SCHEDULE

In addition to the Indemnification Agreement by and between American Pad and Paper Company (the "Company") and William W. Solomon, Jr., Vice President - Controller, included herewith as Exhibit 10.2, the following officers and directors of the Company have entered into Indemnification Agreements with the Company which are substantially identical in all material respects to the copy included herewith:


Name                        Position
----                        --------
Gregory M. Benson           Director
Russell M. Gard             Chief Operating Officer, Vice-Chairman and Director
Robert C. Gay               Director
Charles G. Hanson III       Chief Executive Officer, Chairman and Director
Herbert M. Kohn             Director
Jonathan Lavine             Director
Kevin W. McAleer            Chief Financial Officer
Timothy E. Needham          Executive Vice President
Scott R. Watterson          Director
Marc B. Wolpow              Director